AMENDMENT TO EMPLOYMENT AGREEMENT DATED MAY 29, 2007
BETWEEN AMERICAN MEDICAL ALERT CORP. AND FREDERIC SIEGEL

The parties hereto hereby enter into this Amendment to the original Employment Agreement dated May 29, 2007 whereby:

1. Section 4 (c) (iii) deleted from the Agreement and replaced with the following:

(iii) one of the following number of shares based on the year-over-year growth of the Company’s EBIT on a consolidated basis for each of the fiscal years ending December 31, 2007, 2008, 2009 and 2010. However, if within any year there is a non-operational write-up or write-down which impacts the results of operations, the effect of such non-operational write-up or write-down will be excluded when calculating the EBIT year over year growth in the following year (i.e. If the Company had EBIT of $3,000,000 for 2007, which includes a non-operational write-down of $500,000, the following year growth would be based off $3,500,000 ($3,000,000 of EBIT plus the addback of the $500,000 for the non-operational expense).

3,000 shares, if EBIT grows by 15% or more but less than 17.5%; 4,000 shares, if EBIT grows by 17.5% or more but less then 20%; 5,250 shares, if EBIT grows by 20% or more but less than 22.5%; 6,500 shares, if EBIT grows by 22.5% or more but less than 25%; or 8,500 shares, if EBIT grows by 25% or more.

Except as hereinabove set forth, the terms and provisions of the aforementioned Employment Agreement executed by and between the parties shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused the Amendment to the Employment Agreement to be executed on March 30, 2009.

EMPLOYEE:

By:	/s/ Frederic Siegel
Frederic Siegel

COMPANY: AMERICAN MEDICAL ALERT CORP

By:	/s/ Richard Rallo
Richard Rallo